UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 9, 2006

Date of Report (Date of earliest event reported)

ABBOTT LABORATORIES

(Exact name of Registrant as specified in its charter)

ILLINOIS	1-2189	36-0698440
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Abbott Park Road
Abbott Park, Illinois 60064-6400

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (847) 937-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 - Entry into a Material Definitive Agreement

Abbott Laboratories (“Abbott”) entered into an Underwriting Agreement, dated as of May 9, 2006 (the “Underwriting Agreement”), and a Pricing Agreement, dated as of May 9, 2006 (the “Pricing Agreement”), by and among Abbott and ABN AMRO Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named on Schedule I to the Pricing Agreement (the “Underwriters”), pursuant to which Abbott has agreed to issue to the Underwriters $500,000,000 aggregate principal amount of senior 5.375% Notes due May 15, 2009 (the “2009 Notes”), $1,500,000,000 aggregate principal amount of senior 5.600% Notes due May 15, 2011 (the “2011 Notes”) and $2,000,000,000 aggregate principal amount of senior 5.875% Notes due May 15, 2016 (the “2016 Notes,” and together with the 2009 Notes and the 2011 Notes, the “Debt Securities”). Each series of the Debt Securities is subject to the Registration Statement on Form S-3 (File No. 333-132104) that Abbott filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2006 relating to the public offering from time to time of debt securities of Abbott pursuant to Rule 415 of the Securities Act of 1933, as amended. In connection with Abbott’s filing with the SEC of a definitive prospectus supplement, dated May 9, 2006, and prospectus, dated February 28, 2006, relating to the public offering of the Debt Securities, Abbott is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 9.01 - Financial Statements and Exhibits.”

Item 9.01 - Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Exhibit

99.1	Underwriting Agreement

99.2	Pricing Agreement

99.3	Actions of the Authorized Officers

99.4	Form of 2009 Note (included in Exhibit 99.3 hereto)

99.5	Form of 2011 Note (included in Exhibit 99.3 hereto)

99.6	Form of 2016 Note (included in Exhibit 99.3 hereto)

99.7	Opinion of Mayer, Brown, Rowe & Maw LLP

99.8	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 99.7 hereto)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Abbott Laboratories

Date: May 11, 2006	By:	/s/ Thomas C. Freyman
Thomas C. Freyman
Executive Vice President, Finance
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Underwriting Agreement

99.2	Pricing Agreement

99.3	Actions of the Authorized Officers

99.4	Form of 2009 Note (included in Exhibit 99.3 hereto)

99.5	Form of 2011 Note (included in Exhibit 99.3 hereto)

99.6	Form of 2016 Note (included in Exhibit 99.3 hereto)

99.7	Opinion of Mayer, Brown, Rowe & Maw LLP

99.8	Consent of Mayer, Brown, Rowe & Maw LLP (included in Exhibit 99.7 hereto)